UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2019

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

Maryland	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.    Entry Into a Material Definitive Agreement
On April 30, 2019, in connection with the Partnership Merger (as defined in Item 2.01 below), Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") entered into a Fifth Amended and Restated Limited Partnership Agreement of Griffin Capital Essential Asset Operating Partnership, L.P. (the "GCEAR Operating Partnership") (the "Operating Partnership Agreement"), which amends and supersedes the Fourth Amended and Restated Limited Partnership Agreement. The Operating Partnership Agreement reflects, among other things, the change of the general partner of the GCEAR Operating Partnership to the Registrant, the exchange of classes of units of limited partnership interest pursuant to the Partnership Merger, the authorization of additional classes of units of limited partnership interest of Griffin Capital Essential Asset Operating Partnership II, L.P. (the "GCEAR II Operating Partnership") that were outstanding prior to the Mergers (as defined in Item 2.01 below) and were issued in connection with the Mergers, and to make other updates to reflect the effects of the Mergers. The foregoing summary of the material terms of the Operating Partnership Agreement is qualified in its entirety by reference to the Operating Partnership Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 2.01.    Completion of Acquisition or Disposition of Assets
Mergers
On December 14, 2018, Griffin Capital Essential Asset REIT, Inc. ("GCEAR"), the GCEAR Operating Partnership, the Registrant, the GCEAR II Operating Partnership and Globe Merger Sub, LLC, a wholly owned subsidiary of the Registrant (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).
As previously discussed in the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on March 14, 2019, stockholders of the Registrant approved the Company Merger (as defined below) contemplated by the Merger Agreement at the Registrant's Annual Meeting of Stockholders on March 13, 2019.
As previously discussed in GCEAR's Current Report on Form 8-K filed with the SEC on April 15, 2019, stockholders of GCEAR approved the Company Merger contemplated by the Merger Agreement at GCEAR's Annual Meeting of Stockholders, which originally commenced on March 13, 2019.
On April 30, 2019, pursuant to the Merger Agreement, (i) GCEAR merged with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of the Registrant (the “Company Merger”) and (ii) the GCEAR II Operating Partnership merged with and into the GCEAR Operating Partnership (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), with the GCEAR Operating Partnership surviving the Partnership Merger. At such time, (i) in accordance with the applicable provisions of the Maryland General Corporation Law and the Maryland Limited Liability Company Act, the separate existence of GCEAR ceased and (ii) in accordance with the Delaware Revised Uniform Limited Partnership Act, the separate existence of the GCEAR II Operating Partnership ceased.
At the effective time of the Company Merger, each issued and outstanding share of GCEAR’s common stock (or fraction thereof), $0.001 par value per share (the “GCEAR Common Stock”), converted into the right to receive 1.04807 shares of Class E common stock of the Registrant, $0.001 par value per share (the “Class E Common Stock”), and each issued and outstanding share of GCEAR’s Series A cumulative perpetual convertible preferred stock converted into the right to receive one share of Series A cumulative perpetual convertible preferred stock of the Registrant. Stockholders of GCEAR who were enrolled in GCEAR's distribution reinvestment plan are automatically enrolled in the Registrant's distribution reinvestment plan, unless such stockholder requests of the Registrant to not be enrolled in the Registrant's distribution reinvestment plan.

At the effective time of the Partnership Merger, each GCEAR Operating Partnership unit (“OP Units”) outstanding immediately prior to the effective time of the Partnership Merger converted into the right to receive 1.04807 Class E OP Units in the surviving partnership and each GCEAR II Operating Partnership unit outstanding immediately prior to the effective time of the Partnership Merger converted into the right to receive one OP Unit of like class in the surviving partnership. The special limited partnership interest of the GCEAR II Operating Partnership was automatically redeemed, canceled and retired as described in the Merger Agreement. On April 30, 2019, in connection with the Partnership Merger, the GCEAR Operating Partnership filed a Certificate of Amendment to Certificate of Limited Partnership with the Delaware Secretary of State to update its general partner to the Registrant.

In addition, on April 30, 2019, following the Partnership Merger, Merger Sub merged with and into the Registrant.

The combined company (the “Combined Company”) following the Mergers retains the name “Griffin Capital Essential Asset REIT II, Inc.” The Company Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

As of April 30, 2019, the Combined Company had a total capitalization of approximately $4.7 billion, and owned 101 properties in 25 states, consisting of approximately 27.2 million square feet. On a pro forma basis, the Combined Company portfolio is 93.9% occupied, on a weighted average basis, with a remaining weighted average lease term of 7.3 years. Approximately 66.4% of the Combined Company portfolio net rent, on a pro forma basis, comes from properties leased to tenants and/or guarantors who have, or whose non-guarantor parent companies have, investment grade or what management of the Registrant believes are generally equivalent ratings. In addition, no tenant represents more than 3.9% of the net rents of the Combined Company, on a pro forma basis, with the top ten tenants comprising a collective 28.2% of the net rents of the Combined Company.

The descriptions of the Merger Agreement and the Mergers contained in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1 hereto. The summary of the Certificate of Amendment to Certificate of Limited Partnership is qualified in its entirety by reference to the Certificate of Amendment which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Second Amended and Restated Credit Agreement

On April 30, 2019, the Registrant, through the GCEAR Operating Partnership (the “KeyBank Borrower”), entered into that certain second amended and restated credit agreement (the "Second Amended and Restated Credit Agreement") related to a revolving credit facility and three term loans described below (the "Term Loans" and collectively with the revolving credit facility, the "KeyBank Loans") with a syndicate of lenders, under which KeyBank National Association ("KeyBank") serves as administrative agent, and various notes related thereto. In addition, the Registrant entered into a guaranty agreement. The Second Amended and Restated Credit Agreement, the various notes, the guaranty agreement, and the various other related documents are collectively referred to herein as the "KeyBank Loan Documents."
Pursuant to the Second Amended and Restated Credit Agreement, the Registrant was provided with a revolving credit facility (the "Revolving Credit Facility") in an initial commitment amount of $750 million (the "Revolving Commitment"), an existing five-year term loan (the "2023 Term Loan") in an initial commitment amount of $200 million (the "2023 Term Commitment"), a new five-year term loan (the "2024 Term Loan") in an initial commitment amount of $400 million (the "2024 Term Commitment"), and a new seven-year term loan (the "2026 Term Loan") in an initial commitment amount of $150 million (the "2026 Term Commitment"), which commitments may be increased under certain circumstances up to a maximum total commitment of $2.0 billion. Any increase in the total commitment will be allocated to the Revolving Credit Facility and/or the Term Loans in such amounts as the KeyBank Borrower and KeyBank may determine. The KeyBank Loans are evidenced by promissory notes that are substantially similar related to each lender and the amount committed by such lender. Increases in the commitment amount must be made in amounts of not less than $25 million, and increases of $25 million in increments in excess thereof, provided that such increases do not exceed the maximum total commitment amount of $2.0 billion. The KeyBank Borrower may also reduce the amount of the Revolving Commitment in increments of $50 million, provided that at no time will the Revolving Credit Facility be less than $150 million, and such a reduction will preclude the KeyBank Borrower's ability to later increase the commitment amount. The Revolving Credit Facility may be prepaid and terminated, in whole or in part, at any time without fees or penalty.
The Revolving Credit Facility also provides for same day swingline advances to be provided by KeyBank, Bank of America, N.A., and Wells Fargo Bank, N.A., on a pro rata basis, up to $125 million in the aggregate. Such swingline advances will reduce dollar for dollar the availability under the Revolving Credit Facility, and must be repaid within 10 business days.
The Revolving Credit Facility has an initial term of approximately three years, maturing on June 28, 2022. The Revolving Credit Facility may be extended for a one-year period if certain conditions are met and the KeyBank Borrower pays an extension fee. Payments under the Revolving Credit Facility are interest only and are due on the first day of each quarter. Amounts borrowed under the Revolving Credit Facility may be repaid and reborrowed, subject to the terms of the Second Amended and Restated Credit Agreement.
The 2023 Term Loan has an initial term of five years, maturing on June 28, 2023. Payments under the 2023 Term Loan are interest only and are due on the first day of each quarter. Amounts borrowed under the 2023 Term Loan may not be repaid and reborrowed.
The 2024 Term Loan has an initial term of five years, maturing on April 30, 2024. Payments under the 2024 Term Loan are interest only and are due on the first day of each quarter. Amounts borrowed under the 2024 Term Loan may not be repaid and reborrowed.
The 2026 Term Loan has an initial term of five years, maturing on April 30, 2026. Payments under the 2026 Term Loan are interest only and are due on the first day of each quarter. Amounts borrowed under the 2026 Term Loan may not be repaid and reborrowed.
The Loans have an interest rate calculated based on London Interbank Offered Rate ("LIBOR") plus the applicable LIBOR margin, as provided in the Second Amended and Restated Credit Agreement, or the Base Rate plus the applicable base rate margin, as provided in the agreement. The applicable LIBOR margin and base rate margin are dependent on the consolidated leverage ratio of the KeyBank Borrower, the Registrant, and the Registrant's subsidiaries, as disclosed in the periodic compliance certificate provided to the Administrative Agent each quarter. If the KeyBank Borrower obtains an investment grade rating of its senior unsecured long term debt from Standard & Poor's Rating Services, Moody's Investors Service, Inc., or Fitch, Inc., the applicable LIBOR margin and base rate margin will be dependent on such rating.
The Second Amended and Restated Credit Agreement relating to the Revolving Credit Facility provides that the Borrower must maintain a pool of unencumbered real properties (each a "Pool Property" and collectively the "Pool Properties") that meet certain requirements contained in the Second Amended and Restated Credit Agreement. The agreement sets forth certain covenants relating to the Pool Properties, including, without limitation, the following:

•	there must be no less than 15 Pool Properties at any time;

•	no greater than 15% of the aggregate pool value may be contributed by a single Pool Property or tenant;

•	no greater than 15% of the aggregate pool value may be contributed by Pool Properties subject to ground leases;

•	no greater than 20% of the aggregate pool value may be contributed by Pool Properties which are under development or assets under renovation;

•	the minimum aggregate leasing percentage of all Pool Properties must be no less than 90%; and

•	other limitations as determined by KeyBank upon further due diligence of the Pool Properties.

Borrowing availability under the Second Amended and Restated Credit Agreement is limited to the lesser of (i) an unsecured leverage ratio of no greater than 60%, or (ii) an unsecured interest coverage ratio of no less than 2.00:1.00.
In connection with the KeyBank Loans, the KeyBank Borrower paid closing costs, including arrangement fees, commitment fees and legal fees, of approximately $5.7 million. The KeyBank Borrower will pay KeyBank an administrative agent fee of $25,000 per year. In addition, an unused fee will be payable quarterly which is calculated based on the amount of the unused revolving loan commitments and is equal to 15 basis points if 50% or more of the loan commitments are used or 20 basis points if less than 50% of the loan commitments are used. At the time that the applicable LIBOR margin and base rate margin are determined in accordance with the Borrower's investment grade rating as provided above, the KeyBank Borrower will pay a quarterly facility fee at a rate that is dependent on such rating and is based upon the total commitments.
In the event that any of the 2023 Term Commitment is not advanced on April 30, 2019 (including the amount of any 2023 Term Loans previously advanced under the existing credit agreement), such unadvanced amount will incur an unused fee equal to 0.25% annually multiplied by the average daily amount of the unadvanced portion of the 2023 Term Commitment. Such unused fee will be payable quarterly in arrears and will start accruing on April 30, 2019 and will stop accruing on the first to occur of (a) the date the 2023 Term Commitments are fully advanced, or (b) 90 days after April 30, 2019.

Guarantors of the KeyBank Loans include the Registrant, each special purpose entity that owns a Pool Property, and each of the Registrant's other subsidiaries which owns a direct or indirect equity interest in a special purpose entity that owns a Pool Property.
In addition to customary representations, warranties, covenants, and indemnities, the KeyBank Loans require the Registrant to comply with the following at all times, which will be tested on a quarterly basis:

•	a maximum consolidated leverage ratio of 60%, or, the ratio may increase to 65% for up to four consecutive quarters after a material acquisition;

•
a minimum consolidated tangible net worth of 75% of the Registrant's consolidated tangible net worth at closing of the Revolving Credit Facility, or approximately $2.0 billion, plus 75% of net future equity issuances (including units of operating partnership interests in the KeyBank Borrower), minus 75% of the amount of any payments used to redeem the Registrant's stock or the KeyBank Borrower's stock or the Registrant's operating partnership units, minus any amounts paid for the redemption or retirement of or any accrued return on the preferred equity issued under the preferred equity investment made in GCEAR in August 2018 by SHBNPP Global Professional Investment Type Private Real Estate Trust No. 13 (H) (the "2018 Preferred Equity");

•
upon consummation, if ever, of an initial public offering, a minimum consolidated tangible net worth of 75% of the Registrant's consolidated tangible net worth plus 75 % of net future equity issuances (including units of operating partnership interests in the KeyBank Borrower) should the Registrant publicly list on the NYSE;

•	a minimum consolidated fixed charge coverage ratio of not less than 1.50:1.00;

•
a maximum total secured debt ratio of not greater than 40%, which ratio will increase by five percentage points for four quarters after closing of a material acquisition that is financed with secured debt;

•	a minimum unsecured interest coverage ratio of 2.00:1.00;

•	a maximum total secured recourse debt ratio, excluding recourse obligations associated with interest rate hedges, of 10% of the Registrant's total asset value;

•	aggregate maximum unhedged variable rate debt of not greater than 30% of the Registrant's total asset value; and

•	a maximum payout ratio of not greater than 95% commencing for the quarter ended September 30, 2019.

Furthermore, the activities of the KeyBank Borrower, the Registrant, and the Registrant's subsidiaries must be focused principally on the acquisition, operation, and maintenance of income producing office and industrial real estate properties. The Second Amended and Restated Credit Agreement contains certain restrictions with respect to the investment activities of the KeyBank Borrower, including, without limitation, the following: (i) unimproved land may not exceed 5% of total asset value; (ii) developments that are pre-leased assets under development may not exceed 20% of total asset value; (iii) investments in unconsolidated affiliates may not exceed 10% of total asset value; (iv) investments in mortgage notes receivable may not exceed 15% of total asset value; and (v) leased assets under renovation may not exceed 10% of total asset value. These investment limitations cannot exceed 25% in the aggregate, based on total asset value, as defined in the Second Amended and Restated Credit Agreement.
The foregoing summary is qualified in its entirety by reference to the terms of the KeyBank Loan Documents, the majority of which are attached hereto as Exhibits 10.3 through 10.10 and incorporated herein by reference.

Performance of Certain Obligations of GCEAR Resulting from the Mergers
Bank of America Loan
On April 30, 2019, upon consummation of the Mergers, the Registrant assumed GCEAR's obligations as carve-out guarantor under a non-recourse carve-out guaranty agreement (the "BofA Guaranty Agreement"), which was originally executed in connection with a loan agreement dated September 29, 2017, originally created by and among ten special purpose entities (each, an "SPE") (each, a "BofA Borrower") owned by the GCEAR Operating Partnership and Bank of America, N.A. (the "BofA Lender") (the "BofA Loan Agreement" or the "BofA Loan"). The BofA Loan is secured by various mortgages and evidenced by notes related thereto, pursuant to which the Lender provided the BofA Borrowers with a loan in the aggregate amount of $375.0 million.
GCEAR, through the SPEs, utilized approximately $344.1 million of the funds provided by the BofA Loan to pay down a portion of a separate credit facility between GCEAR and certain other lenders.
The BofA Loan is secured by cross-collateralized and cross-defaulted first mortgage liens on the properties (or in the case of one property, on the BofA Borrower’s leasehold interest in the property) with the following tenants: ACE Hardware Corporation; Christus Health; Comcast of Washington; Connecticut General; General Electric Company; NEC Corporation of America; Restoration Hardware, Inc.; State Farm Mutual Automobile Insurance Co.; T-Mobile West LLC; and Wells Fargo Bank, National Association (each, a "Secured Property"). The documents related to the first mortgage liens are substantially similar with respect to each Secured Property. In addition, the documents related to the promissory notes are substantially similar with respect to each note.
In addition to the first mortgage liens, the BofA Lender also has a security interest in all other property relating to the ownership, use, maintenance or operation of the improvements on each Secured Property and all rents, profits and revenues from each Secured Property.
The BofA Loan has a term of 10 years, maturing on October 1, 2027. The BofA Loan bears interest at a rate of 3.77%. The BofA Loan requires monthly payments of interest only. Commencing on September 1, 2019, the BofA Loan may be prepaid but only if such prepayment is made in full, except in certain circumstances and subject to certain conditions set forth in the BofA Loan Agreement, including 30 days' prior notice to the BofA Lender and payment of a prepayment premium in addition to all unpaid principal and accrued interest to the date of such prepayment. Commencing on April 1, 2027, the BofA Loan may be prepaid in whole or in part, subject to satisfaction of certain conditions, including 30 days' prior notice to the BofA Lender, without payment of any prepayment premium.
The documents related to the BofA Loan contain a number of customary representations, warranties, covenants, and indemnities. In addition, the Registrant, by way of its assumption of the BofA Guaranty Agreement from GCEAR, must maintain a minimum net worth of $250.0 million.
Pursuant to certain assignment and assumption agreements, the BofA Lender assigned certain of its interests in various notes to UBS AG and KeyBank National Association (representing approximately 35% and 10% of the aggregate BofA Loan amount, respectively) immediately following the closing of the BofA Loan.

The BofA Borrowers have the right to substitute the Secured Properties with replacement properties, subject to certain conditions set forth in the BofA Loan Agreement, provided that the aggregated allocated BofA Loan amounts for all outgoing Secured Properties does not exceed 22.5% of the original BofA Loan amount. In addition, provided certain conditions set forth in the BofA Loan Agreement are met, the BofA Borrowers have the right to request that a property be released from the BofA Loan. In addition, the BofA Loan may be assumed with the consent of the BofA Lender in connection with the sale of a SPE's interest or the conveyance of the underlying ownership interest, such consent not to be unreasonably withheld.
The foregoing summary is qualified in its entirety by reference to the terms of the BofA Loan documents, which are incorporated herein by reference as Exhibits 10.11 to 10.15 hereto.

AIG Loan

On April 30, 2019, upon consummation of the Mergers, the Registrant assumed GCEAR’s obligations as carve-out guarantor under one or more carve-out guarantees entered into in connection with various mortgages and deeds of trust (which, together with all other documents which evidence and secure the loan), were entered into on January 24, 2014 (the “AIG Loan Documents”), originally created by and among five SPEs wholly owned by the GCEAR Operating Partnership and National Union Fire Insurance Company and The Variable Annuity Life Insurance Company of Pittsburgh, Pa. (collectively, the “AIG Lenders”), pursuant to which the AIG Lenders provided such SPEs with a loan in the aggregate amount of $110.64 million (the “AIG Loan”). The funds were utilized to refinance five of the properties previously serving as security for GCEAR’s credit facility. The AIG Loan is secured by cross-collateralized and cross-defaulted first mortgage liens or first lien deeds of trust and second mortgage liens or second lien deeds of trust on the Verizon, Avnet, Northrop Grumman, Schlumberger, and United Technologies properties. The AIG Loan has a term of 15 years, maturing on February 1, 2029. The AIG Loan bears interest at a fixed rate of 4.96% and required monthly payments of interest only for the first three years and fixed monthly payments based on a 360-month amortization period of principal and interest thereafter.

The foregoing summary is qualified in its entirety by reference to the terms of the AIG Loan Documents, which are incorporated herein by reference as Exhibits 10.16 to 10.22 hereto.

Midland Mortgage Loan

On April 30, 2019, upon consummation of the Mergers, the Registrant assumed GCEAR’s obligations as carve-out guarantor under a fixed-rate secured loan entered into on February 28, 2013, originally created by and among eight SPEs wholly owned by the GCEAR Operating Partnership and Midland National Life Insurance Company (the “Midland Mortgage Loan”), whereby certain properties, which previously served as security for GCEAR’s credit facility, were refinanced in the amount of $105.6 million and now serve as collateral for the Midland Mortgage Loan. The Midland Mortgage Loan has a fixed interest rate of 3.94%, a term of 10 years and required monthly interest-only payments for the first four years of the term, followed by principal and interest payments based on a 30-year amortization schedule with all remaining principal and unpaid interest due at maturity. The Midland Mortgage Loan is secured by a first lien on and individual security agreements with GCEAR’s Operating Partnership’s underlying interest in the SPEs owning the Renfro, Quad/Graphics (subsequently replaced by Parallon), Westinghouse, AT&T, Travelers, Zeller Plastik, and Health Net properties, along with individual fixture filings, and assignments of leases, rents, income and profits related to each such property.

The foregoing summary is qualified in its entirety by reference to the terms of the Midland Mortgage Loan documents, which are incorporated herein by reference as Exhibits 10.23 to 10.25 hereto.

Other Debt

On April 30, 2019, upon consummation of the Mergers, the Registrant assumed GCEAR’s obligations as carve-out guarantor under certain additional secured loans (each secured by an individual property in GCEAR’s portfolio) totaling $61.4 million in debt. These additional loans are not material obligations of the Registrant.

Item 3.02.    Unregistered Sales of Equity Securities

In connection with the Company Merger, on April 30, 2019, the Registrant issued 5,000,000 shares of its Series A cumulative perpetual convertible preferred stock (the “Series A Preferred Shares”) to holders of GCEAR’s Series A cumulative perpetual convertible preferred stock.  The Series A Preferred Shares were issued pursuant to an exemption from the registration requirements provided under Regulation S of the Securities Act of 1933, as amended (the "Securities Act"). The Registrant relied on this exemption from registration based in part on representations made by the holders of the GCEAR Series A cumulative perpetual convertible preferred stock. The shares of the Registrant’s common stock issuable upon conversion of the Series A Preferred Shares have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or an applicable exemption from the registration requirements.  See Item 5.03 herein for additional information regarding the terms of the Series A Preferred Shares, which is incorporated into this Item 3.02 by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Increase of Board Size and Appointment of Directors for Newly Created Vacancies
Effective April 30, 2019, the Registrant's board of directors (the "Board") increased the size of the Board from five members to seven members and appointed two independent directors, Gregory M. Cazel and Ranjit M. Kripalani, to fill the two new vacancies and to serve until the next annual meeting of stockholders and until their successors qualify and are duly elected. These two appointed independent directors will serve with the five directors elected by the Registrant's stockholders at the Annual Meeting of Stockholders held on March 13, 2019, as described in the Registrant's Current Report on Form 8-K filed with the SEC on March 14, 2019. Messrs. Cazel and Kripalani will receive the Registrant’s standard non-employee director compensation. Messrs. Cazel and Kripalani both served as independent directors on the board of directors of GCEAR. Prior to appointing Messrs. Cazel and Kripalani, the Board reviewed their qualifications and determined that they are qualified to serve on the Board and are both "independent" and qualified under the North American Securities Administrators Association's Statement of Policy Regarding Real Estate Investment Trusts.
Gregory M. Cazel served as an independent director of GCEAR from February 2009 to April 2019. Since December 2015, Mr. Cazel has been a Regional Loan Originator for HUNT Real Estate Capital in Chicago. His responsibilities include originating CMBS, balance sheet equity and Fannie Mae and Freddie Mac loans for the company. Mr. Cazel previously served as an independent director of the Registrant from April 2014 to June 2016. From May 2013 to November 2015, Mr. Cazel was a Managing Director in the Real Estate Capital Markets division of Wells Fargo Bank, NA, in Chicago, where he originated both CMBS and balance sheet loans for the bank, working with mortgage bankers and direct borrowers throughout the Midwest. Prior to that, Mr. Cazel was an Executive Vice President with A10 Capital beginning in June 2010, and became a Principal in the firm in October 2010. A10 Capital specializes in financing commercial real estate and providing advisory and management services for the workout of all types of troubled loans and real estate assets. From October 2009 to April 2010, Mr. Cazel was the Midwest Regional Director for Real Estate Disposition Corp., LLC, a real estate auction marketing firm, specializing in selling residential, commercial, multi-family and hospitality properties and land, as well as performing and non-performing notes and loan pools. Mr. Cazel is also President of Midwest Residential Partners, LLC, a private real estate investment firm, which he formed in July 2008. Mr. Cazel has more than 34 years of commercial real estate finance, acquisition, loan origination and securitization, mortgage banking, underwriting, analysis, and investment experience. Throughout his career, Mr. Cazel has been responsible for closing in excess of $5.0 billion of commercial real estate loans including fixed-rate, floating-rate, and mezzanine financings throughout the United States. From January 2009 to October 2009, Mr. Cazel was a Partner with Prairie Realty Advisors, Inc., a mortgage banking firm. From April 2007 to June 2008, Mr. Cazel was an Executive Director with Dexia Real Estate Capital Markets Company, a Division of Dexia Bank, a Belgium-based financial institution, where he was responsible for establishing the Chicago office and managing the Midwest presence for the CMBS loan program. From 1999 to April 2007, Mr. Cazel was a Vice President at JP Morgan Mortgage Capital where he ran a commercial loan production team that closed over $3.6 billion in permanent, floating, and mezzanine loans, representing the highest loan production volume in the country for JP Morgan during his tenure. Mr. Cazel earned a

B.A. in the Liberal Arts and Sciences College, with a concentration in Real Estate and Finance, from the University of Illinois.
The Registrant believes that Mr. Cazel’s decades of experience in the mortgage industry and real estate finance industry and his nine years of experience as a director of non-traded REITs support his appointment to the Board.
Ranjit M. Kripalani served as an independent director of GCEAR from January 2017 to April 2019. From 2009 to 2014, Mr. Kripalani served as the chief executive officer of CRT Capital Group LLC, an institutionally focused broker-dealer. Prior to joining CRT Capital Group LLC, Mr. Kripalani worked at Countrywide Capital Markets, Inc. and Countrywide Financial Corporation from 1998 to 2008, where he served in a number of roles, including as president of capital markets and executive managing director of Countrywide Financial Corp. and chief executive officer and president of Countrywide Capital Markets from 2001 to 2008. Mr. Kripalani also served as president and chief executive officer of Countrywide Securities Corporation from 2000 to 2008 and was the executive vice president and national sales manager for Countrywide Securities Corporation from 1998 to 2000. Prior to joining Countrywide, Mr. Kripalani served as managing director and head of mortgage trading for Chase Securities, Inc. from 1995 to 1998, and as managing director and head of mortgage trading for PaineWebber, Inc. from 1985 to 1995. Mr. Kripalani also currently serves on the board of directors of Western Asset Mortgage Corp., a position he has held since 2014. Mr. Kripalani has a B.A. in International Relations from Tufts University and a Graduate Diploma in Business Studies from the London School of Economics.
The Registrant believes that Mr. Kripalani’s extensive real estate and business experience and his four years of experience as a director of a REIT support his appointment to the Board.
As of the filing date of this Current Report on Form 8-K, the Board has not determined the committee assignments for Messrs. Cazel and Kripalani. The Registrant will provide the foregoing information by filing an amendment to this Report after the information is determined or becomes available.
Issuance of Restricted Stock to Newly Appointed Directors
On April 30, 2019, the Registrant issued 4,017 shares of restricted stock to Mr. Cazel and 3,668 shares of restricted stock to Mr. Kripalani, in each case in exchange for their shares of restricted stock in GCEAR that remained unvested as of the effective time of the Company Merger, pursuant to the terms of the Merger Agreement. The restricted stock awards will vest as follows: Mr. Cazel: 349 shares will vest on June 15, 2019 and 3,668 shares will vest on March 14, 2020; and Mr. Kripalani: all 3,668 shares will vest on March 14, 2020, assuming in each case that such person is still serving as a director at each such vesting date. The Registrant issued the restricted stock awards to Messrs. Cazel and Kripalani pursuant to the Registrant's Employee and Director Long-Term Incentive Plan (the "Plan"), and such awards are in substantially the same form as the form of restricted stock award agreement entered into with the Registrant’s non-employee directors.
Officer Transitions and Appointments

Effective April 30, 2019, Mr. Kevin A. Shields was appointed Executive Chairman of the Registrant and thereby resigned as Chief Executive Officer of the Registrant. In addition, effective April 30, 2019, Mr. Michael J. Escalante was appointed Chief Executive Officer of the Registrant and will continue in the role of President. Mr. Javier F. Bitar will continue in his roles of Chief Financial Officer and Treasurer. Mr. Howard S. Hirsch was appointed Chief Legal Officer and Secretary and relinquished his position as Vice President. Mr. Louis K. Sohn was appointed Managing Director, Acquisitions & Corporate Finance and Mr. Scott Tausk was appointed Managing Director, Asset Management. Mr. Don G. Pescara will continue in his role of Vice President - Acquisitions and Ms. Julie A. Treinen will continue in her role of Vice President - Asset Management. Concurrently, Ms. Mary Higgins resigned as General Counsel and Vice President of the Registrant but will continue her role with Griffin Capital Company, LLC ("GCC") as General Counsel, Real Estate; and Mr. David Rupert resigned as Executive Vice President of the Registrant but will continue his role with GCC as President.

Michael J. Escalante has been the Registrant's President and a director since the Registrant's formation, and has been the Registrant's Chief Executive Officer since April 2019. Mr. Escalante served as the Chief Executive Officer of GCEAR from December 2018 to April 2019; the President of GCEAR from June 2015 to April 2019; and Chief Investment Officer of GCEAR from August 2008 to December 2018. Mr. Escalante also served as GCC’s Chief Investment Officer from June 2006 until December 2018. He also serves as a member of the investment committee of the advisor of Griffin Institutional Access Real Estate Fund. With more than 30 years of real estate related investment experience, he has been responsible for completing in excess of $8.2 billion of commercial real estate transactions throughout the United States. Prior to joining GCC in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005, a real estate investment management company, to invest in value-added and development-oriented infill properties within California and other western states. From 1997 to March 2005, Mr. Escalante served eight years at Trizec Properties, Inc., one of the largest publicly-traded U.S. office REITs, with his final position being Executive Vice President - Capital Transactions and Portfolio Management. While at Trizec, Mr. Escalante was directly responsible for all capital transaction activity for the Western U.S., which included the acquisition of several prominent office projects. Mr. Escalante’s work experience at Trizec also included significant hands-on operations experience as the firm’s Western U.S. Regional Director with bottom-line responsibility for asset and portfolio management of a 4.6 million square foot office/retail portfolio (11 projects/23 buildings) and associated administrative support personnel (110 total/65 company employees). Prior to joining Trizec, from 1987 to 1997, Mr. Escalante held various acquisitions, asset management and portfolio management positions with The Yarmouth Group, an international investment advisor. Mr. Escalante holds an M.B.A. from the University of California, Los Angeles, and a B.S. in Commerce from Santa Clara University. Mr. Escalante is a full member of the Urban Land Institute and has been active in many civic organizations. Mr. Escalante is 58 years old. Mr. Escalante does not have a family relationship with any of the current officers or directors of the Registrant.
There is no currently proposed transaction, and since the beginning of fiscal year 2018 there has not been any transaction, involving the Registrant and Mr. Escalante which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.
In connection with the Mergers described above and consistent with the election of the officers listed above, the Registrant assumed certain employment agreements those officers previously entered into with GCEAR.

Employment Agreement with Mr. Escalante

In connection with the Mergers and Mr. Escalante's appointment as Chief Executive Officer of the Registrant, the Registrant assumed, from GCEAR, an Employment Agreement dated December 14, 2018, for Mr. Escalante to serve as the GCEAR's Chief Executive Officer and President (the “Escalante Employment Agreement”). The Registrant assumed GCEAR's obligations under the Escalante Employment Agreement in its entirety. The Escalante Employment Agreement has an initial term of five years and will automatically renew for additional one year periods thereafter, unless either the Registrant or Mr. Escalante provide advance written notice of its or his intent not to renew or unless sooner terminated in accordance with the terms thereof (the “Term”).
Pursuant to the terms of the Escalante Employment Agreement, Mr. Escalante is entitled to, among other things:

•	Beginning January 1, 2019, an annual base salary of $800,000, subject to annual review for increase (but not decrease) by the Board or a committee thereof;

•
Beginning January 1, 2019, an annual cash bonus opportunity (“Incentive Bonus”) with threshold, target and maximum award opportunities of 175%, 250% and 325%, respectively, of the base salary actually paid for such year (subject to adjustment if the Registrant's common stock becomes listed on an established stock exchange). The entitlement to and payment of an annual Incentive Bonus is subject to the approval of the compensation committee of the Board, except that for 2019 and 2020, Mr. Escalante is guaranteed to receive an Incentive Bonus equal to at least the applicable target level for each such year;

•	Equity awards as follows:

◦
Effective in the first quarter of 2019, Mr. Escalante will be granted a time-based equity award with respect to either shares of the Registrant's common stock or OP Units, in a form to be determined by the compensation committee of the Board, which will vest ratably over four years (the “Initial Equity Award”). The Initial Equity Award will have a value of $7 million;

◦
The Initial Equity Award will be the sole equity award granted to Mr. Escalante until January 2021, at which time, the Registrant will propose to grant Mr. Escalante an equity award with a target value of $3.5 million and which will be 100% time-vested if the Registrant's common stock is not then listed on an established stock exchange, or will be a minimum of 40% time-vested if the Registrant's common stock is then listed on an established stock exchange, with the remainder subject to performance-based vesting (the “2021 Equity Award”). The 2021 Equity Award is subject to approval by the compensation committee of the Board, which may approve a greater or lesser target value and will establish the terms and conditions applicable to the 2021 Equity Award; and

•	Payments and benefits upon termination of employment as follows:

◦
Death or Disability (as defined in the Escalante Employment Agreement): (i) base salary earned but not paid as of the termination date, any Incentive Bonus earned by Mr. Escalante for the prior calendar year but not yet paid, reimbursement for unpaid expenses to which Mr. Escalante is entitled to reimbursement, and any accrued vacation time or other vested compensation or benefits to which Mr. Escalante is entitled under any benefits plans (collectively, the “Accrued Obligations”); (ii) the Incentive Bonus for the calendar year in which the termination occurs, pro-rated for the amount of time Mr. Escalante was employed during such calendar year, assuming target performance; (iii) a lump sum payment equal to 24 months of Healthcare Benefits (as defined in the Escalante Employment Agreement); and (iv) the automatic vesting of (1) all outstanding equity awards held by Mr. Escalante as of immediately prior to his termination, assuming target performance for any performance period that has not yet ended (the “Equity Award Vesting”), and (2) Mr. Escalante's account under the Registrant's Executive Deferred Compensation Plan, in full.

◦
Without Cause or with Good Reason (as such terms are defined in the Escalante Employment Agreement): (i) the Accrued Obligations; (ii) a pro-rated Incentive Bonus for the calendar year in which such termination occurs (assuming target individual performance and actual Registrant performance), pro-rated for the amount of time Mr. Escalante was employed during such calendar year; (iii) a lump sum payment equal to three (3) times the sum of (A) his base salary then in effect plus (B) the average of the Incentive Bonus paid to Mr. Escalante for the prior two calendar years preceding the year in which such termination occurs (or, in the event such termination date occurs prior to the end of two years after the effective date of the Escalante Employment Agreement, Mr. Escalante's target Incentive Bonus for any such years not yet elapsed); (iv) a lump sum payment equal to 24 months (or, if such termination occurs prior to December 31, 2020, 36 months) of Healthcare Benefits (as defined in the Escalante Employment Agreement); (v) the Equity Award Vesting; and (vi) the vesting in full of Mr. Escalante's account under the Registrant's Executive Deferred Compensation Plan.

◦
Termination by the Registrant without Cause or by Mr. Escalante with Good Reason during the Term and within six months preceding or 12 months following a Change in Control (as defined in the Escalante Employment Agreement) of the Registrant: all of the benefits and payments described in the paragraph “Without Cause or with Good Reason” above, except that the Healthcare Benefits will be calculated to cover 36 months.

The Escalante Employment Agreement also provides that Mr. Escalante will be subject to customary non-compete, non-solicitation, non-disparagement and other restrictive covenants.

The above description of the terms of the Escalante Employment Agreement is not complete and is qualified by reference to the complete document, which is incorporated herein by reference as Exhibit 10.26 hereto.

Employment Agreements With Other Officers

The Registrant also assumed employment agreements entered into by GCEAR with each of Javier F. Bitar, Howard S. Hirsch, Louis K. Sohn and Scott Tausk. Each of such employment agreements (collectively, the “Employment Agreements”) was entered into on December 14, 2018 and is substantially similar to the material terms of the Escalante Employment Agreement except as noted below:

Javier F. Bitar. Mr. Bitar serves as the Registrant’s Chief Financial Officer and Treasurer. His initial base salary is $450,000 and his Incentive Bonus threshold, target and maximum award opportunities are 100%, 150%, and 200%, respectively. His Initial Equity Award will have a value of $1 million and he will be eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Bitar will receive a lump sum payment equal to 1.5 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 18 months of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Bitar will receive a lump sum payment equal to 2.5 times his base salary plus Incentive Bonus and a lump sum payment equal to 30 months of Healthcare Benefits.

Howard S. Hirsch. Mr. Hirsch serves as the Registrant’s Chief Legal Officer and Secretary. His initial base salary is $400,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 100%, and 150%, respectively. His Initial Equity Award will have a value of $650,000 and he will be eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Hirsch will receive a lump sum payment equal to 1.5 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 18 months of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Hirsch will receive a lump sum payment equal to 2.5 times his base salary plus Incentive Bonus and a lump sum payment equal to 30 months of Healthcare Benefits. In addition, the agreement provides that as part of his employment with the Registrant, Mr. Hirsch will also provide services to GCC and its affiliates, at cost, pursuant to the Administrative Services Agreement that the Registrant entered into on December 14, 2018 with the GCEAR Operating Partnership, GCC, Griffin Capital, LLC, Griffin Capital Real Estate Company, LLC, and Griffin Capital Essential Asset TRS, Inc. (the "Administrative Services Agreement").

Louis K. Sohn. Mr. Sohn serves as the Registrant’s Managing Director, Acquisitions & Corporate Finance. His initial base salary is $300,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 125%, and 175%, respectively. His Initial Equity Award will have a value of $500,000 and he will be eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Sohn will receive a lump sum payment equal to 1 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 1 year of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Sohn will receive a lump sum payment equal to 2 times his base salary plus Incentive Bonus and a lump sum payment equal to 24 months of Healthcare Benefits.

Scott Tausk. Mr. Tausk serves as the Registrant’s Managing Director, Asset Management. His initial base salary is $300,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 125%, and 175%, respectively. His Initial Equity Award will have a value of $500,000 and he will be eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Tausk will receive a lump sum payment equal to 1 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 1 year of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Tausk will receive a lump sum payment equal to 2 times his base salary plus Incentive Bonus and a lump sum payment equal to 24 months of Healthcare Benefits.

The above description of the terms of the Employment Agreements for the other officers is not complete and is qualified by reference to the complete Form of Employment Agreement, which is incorporated herein by reference as Exhibit 10.27 hereto.

Issuance of Restricted Stock Units to Executive Officers
Pursuant to the terms of the Escalante Employment Agreement and the other Employment Agreements, Messrs. Escalante, Bitar, Hirsch, Sohn and Tausk were entitled to receive Initial Equity Awards in the first quarter of 2019 to be issued by GCEAR with values as set forth above under "Employment Agreement with Mr. Escalante" and "Employment Agreements With Other Officers." Based on discussions by and among the Board, GCEAR's Board and management of both the Registrant and GCEAR, it was decided that the issuance of the Initial Equity Awards would occur after the closing of the Mergers. Therefore, GCEAR did not issue any Initial Equity Awards prior to the effective time of the Company Merger. On May 1, 2019, the Registrant entered into Time-Based Restricted Stock Unit Agreements with each of Messrs. Escalante, Bitar, Hirsch, Sohn and Tausk for the issuance of each of their respective Initial Equity Awards (collectively, the "Restricted Stock Unit Award Agreements"), pursuant to which the Registrant issued restricted stock units to such executive officers under the Plan in the following amounts (the "RSUs"): 732,218 RSUs to Mr. Escalante; 104,603 RSUs to Mr. Bitar; 67,992 RSUs to Mr. Hirsch; 52,301 RSUs to Mr. Sohn; and 52,301 RSUs to Mr. Tausk.
The number of RSUs was determined based on the values of the Initial Equity Awards set forth in the Escalante Employment Agreement and the other Employment Agreements, as applicable, divided by the Registrant’s net asset value per share of the Registrant's Class E shares as of May 1, 2019. The RSUs shall be settled in shares of the Registrant’s Class E Common Stock in accordance with the terms of the respective Restricted Stock Unit Award Agreements. Each RSU represents a contingent right to receive one share of the Registrant’s Class E Common Stock when settled in accordance with the terms of the respective Restricted Stock Unit Award Agreements and will vest in equal, 25% installments on each of December 31, 2019, 2020, 2021 and 2022, provided that such executive officer remains continuously employed by the Registrant on each such date, subject to certain accelerated vesting provisions as provided in the Restricted Stock Unit Award Agreements. The shares of Class E Common Stock underlying the RSUs will not be delivered upon vesting, but instead will be deferred for delivery on May 1, 2023, or, if sooner, upon the executive officer's termination of employment.

The above description of the RSUs and the Restricted Stock Unit Award Agreements is not complete and is qualified by reference to the form of Restricted Stock Unit Award Agreement, which is attached hereto as Exhibit 10.28 and incorporated herein by reference.
Indemnification Agreements
On April 30, 2019, the Registrant assumed indemnification agreements of GCEAR pursuant to the transaction described in detail in Item 2.01 above of this Current Report on Form 8-K. On December 14, 2018, GCEAR entered into indemnification agreements with each of its directors and its continuing executive officers (each, an “Indemnitee”), each in substantially the form incorporated herein by reference as Exhibit 10.29 hereto. The Registrant assumed GCEAR's obligations and rights in their entirety.
The indemnification agreements obligate the Registrant, if an Indemnitee is or is threatened to be made a party to, or witness in, any proceeding by reason of such Indemnitee’s status as a former director, trustee, officer, partner, manager, member, fiduciary, employee or agent of GCEAR, or as a director, trustee, officer, partner, manager, member, fiduciary, employee or agent of another entity that the Indemnitee served in such capacity at GCEAR's request, to indemnify such Indemnitee, and advance expenses actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

*	the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

*	the Indemnitee actually received an improper personal benefit in money, property or services; or

*	with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his or her conduct was unlawful.
In addition, except as described below, an Indemnitee is not entitled to indemnification pursuant to the indemnification agreements:

*	if the proceeding was one brought by GCEAR or on its behalf and the Indemnitee is adjudged to be liable to GCEAR;

*	if the Indemnitee is adjudged to be liable on the basis that a personal benefit was improperly received in a proceeding charging an improper personal benefit to the Indemnitee;

*	if the Indemnitee is adjudged to be liable on the basis that a personal benefit was improperly received in a proceeding charging an improper personal benefit to the Indemnitee; or

*	in any proceeding brought against the Registrant by the Indemnitee other than to enforce his or her rights under the indemnification agreements, and then only to the extent provided by the agreements.
Notwithstanding the limitations on indemnification described above, on application by an Indemnitee to a court of appropriate jurisdiction, the court may order indemnification of such Indemnitee if the court determines that such Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnitee (a) has met the standard of conduct set forth above, or (b) has been adjudged liable for receipt of an improper personal benefit. Under Maryland law, any such indemnification is limited to the expenses actually and reasonably incurred by the Indemnitee, or on his or her behalf, in connection with any proceeding by or on behalf of GCEAR or in which the Indemnitee was adjudged liable for receipt of an improper personal benefit. If the court determines that the Indemnitee is so entitled to indemnification, the Indemnitee will also be entitled to recover from the Registrant the expenses of securing such indemnification.
Notwithstanding, and without limiting, any other provision of the indemnification agreements, if an Indemnitee is made a party to any proceeding by reason of such Indemnitee’s status as a former director, trustee, officer, partner, manager, member, fiduciary, employee or agent of GCEAR, or as a director, trustee, officer, partner, manager, member, fiduciary, employee or agent of another entity that the Indemnitee served in such capacity at GCEAR's request, and such Indemnitee is successful, on the merits or otherwise, as to one or more (even if less than all) claims, issues or matters in such proceeding, the Registrant must indemnify such Indemnitee for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.
In addition, the indemnification agreements require the Registrant to advance reasonable expenses incurred by an Indemnitee within ten days of the receipt by the Registrant of a statement from the Indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

*	a written affirmation of the Indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

*	a written undertaking to reimburse the Registrant if a court of competent jurisdiction determines that the Indemnitee is not entitled to indemnification.

The foregoing summary is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is incorporated herein by reference as Exhibit 10.29 hereto.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Preferred Stock Articles Supplementary
On April 29, 2019, the Registrant filed with the State Department of Assessments and Taxation of Maryland (the "Department") Articles Supplementary (“Articles Supplementary”) to its First Articles of Amendment and Restatement (as amended or supplemented, the "Charter") designating 10,000,000 authorized but unissued shares of preferred stock as the Series A Preferred Shares. The Articles Supplementary were effective upon acceptance for record by the Department. The Articles Supplementary set forth the key terms of the Series A Preferred Shares as follows.
Rank
The Series A Preferred Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Registrant, rank senior to the Registrant's shares of common stock.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Registrant, the holders of the Series A Preferred Shares will be entitled to be paid out of the assets of the Registrant legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Registrant, liquidating distributions, in cash or property at its fair market value as determined by the Board, in the amount, for each outstanding Series A Preferred Share equal to $25.00 per Series A Preferred Share (the "Liquidation Preference"), plus an amount equal to any accumulated and unpaid distributions to the date of payment, before any distribution or payment is made to holders of the Registrant's shares of common stock or any other class or series of equity securities of the Registrant ranking junior to the Series A Preferred Shares but subject to the preferential rights of holders of any class or series of equity securities of the Registrant ranking senior to the Series A Preferred Shares. After payment of the full amount of the Liquidation Preference to which they are entitled, plus an amount equal to any accumulated and unpaid distributions to the date of payment, the holders of Series A Preferred Shares will have no right or claim to any of the remaining assets of the Registrant.
In the event that, upon any liquidation of the Registrant, the available assets of the Registrant are insufficient to pay the Liquidation Preference on all outstanding Series A Preferred Shares, plus an amount equal to any accumulated and unpaid distributions to the date of such payment and any corresponding amounts payable as liquidating distributions on all other classes or series of equity securities of the Registrant ranking on a parity with the Series A Preferred Shares in the distribution of assets upon a liquidation, then the holders of Series A Preferred Shares and all other such equity securities of the Registrant ranking on a parity with the Series A Preferred Shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions per share to which they would otherwise be respectively entitled.
Distributions
Subject to the terms of the Articles Supplementary, the holders of the Series A Preferred Shares are entitled to receive distributions quarterly in arrears at a rate equal to one-fourth (1/4) of the applicable varying rate, as follows:

i.
an initial annual distribution rate of 6.55% from and after August 8, 2018 (the "First Issuance Date"), or if the Second Issuance (as defined in the Articles Supplementary) occurs, 6.55% from and after the date on which the Second Issuance occurs (the "Second Issuance Date") until the five year anniversary of the First Issuance Date, or if the Second Issuance occurs, the five year anniversary of the Second Issuance Date (the "Reset Date"), subject to paragraphs (iii) and (iv) below;

ii.6.75% from and after the Reset Date, subject to paragraphs (iii) and (iv) below;

iii.
if a listing ("Listing") of the Registrant's shares of common stock or the Series A Preferred Shares on a national securities exchange registered under Section 6(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not occur by August 1, 2020 (the "First Triggering Event"), 7.55% from and after August 2, 2020 and 7.75% from and after the Reset Date, subject to certain conditions as set forth in the Articles Supplementary; or

iv.	if a Listing does not occur by August 1, 2021, 8.05% from and after August 2, 2021 until the Reset Date, and 8.25% from and after the Reset Date.
Registrant Redemption Rights
The Series A Preferred Shares may be redeemed by the Registrant, in whole or in part, at the option of the Registrant, upon the earlier to occur of: (i) five years from the First Issuance Date, or (ii) the First Triggering Event, at a per share redemption price (the "Redemption Price") in cash equal to the Liquidation Preference, plus any accumulated and unpaid distributions on the Series A Preferred Shares up to the redemption date, plus a redemption fee of 1.5% of the Redemption Price in the case of a redemption that occurs on or after the date of the First Triggering Event, but before the date that is five years from the First Issuance Date.
Holder Redemption Rights
In the event the Registrant fails to effect a Listing by August 1, 2023, the holder of any Series A Preferred Shares has the option to request a redemption of such shares on or on any date following August 1, 2023, at the Redemption Price, plus any accumulated and unpaid distributions up to the redemption date (the "Redemption Right"); provided, however, that no holder of the Series A Preferred Shares shall have a Redemption Right if a Listing occurs prior to or on August 1, 2023.
Conversion Rights
Subject to the Registrant's Redemption Rights and certain conditions set forth in the Articles Supplementary, a holder of the Series A Preferred Shares, at his or her option, will have the right to convert such holder's Series A Preferred Shares into shares of the Registrant's common stock any time after the earlier of (i) five years from the First Issuance Date, or if the Second Issuance occurs, five years from the Second Issuance Date or (ii) a Change of Control (as defined in the Articles Supplementary) at a per share conversion rate equal to the Liquidation Preference divided by the then Common Stock Fair Market Value (as defined in the Articles Supplementary).
Voting Rights
Except as set forth below, the holders of the Series A Preferred Shares are not entitled to vote at any meeting of the stockholders of the Registrant for election of directors or for any other purpose or otherwise to participate in any action taken by the Registrant or its stockholders. However, if, at any time, full cumulative distributions on the Series A Preferred Shares have not been paid for six or more quarterly periods, whether or not the quarterly periods are consecutive, the holders of Series A Preferred Shares (voting together as a single class) will be entitled to elect two additional directors who will serve on the Board. Once all distributions accumulated on the Series A Preferred Shares have been paid in full for all past distribution periods and the accumulated distribution for the then current distribution period has been authorized, declared and paid in full or authorized, the term of such additional directors will terminate.
Consent Rights
So long as any Series A Preferred Shares remain outstanding, the Registrant will not, without the prior affirmative vote or consent of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, (i) amend, alter, supplement or repeal any of the provisions of the Charter, including the Articles Supplementary, in a manner that materially and adversely affects any contract right of the Series A Preferred Shares, or (ii) authorize, reclassify or create, or increase the authorized or issued amount of, or issue, any class or series of equity securities of the Registrant ranking senior or on a parity to the Series A Preferred Shares in respect of rights to receive distributions and to participate in distributions or payments in the event of any liquidation, or any security, including any debt security, convertible into or evidencing the right to purchase any class or series of such equity securities.

The foregoing summary of the material terms of the Articles Supplementary is qualified in its entirety by reference to the full text of the Articles Supplementary, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Amendment to Bylaws

The Registrant’s Board amended the Registrant’s Bylaws to add new Article XIV designating the Circuit Court for Baltimore City, Maryland (or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division) as the exclusive forum for certain proceedings relating to the Registrant, as set forth in the new article. Amendment No. 1 to the Bylaws, which is effective as of April 30, 2019, is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01.  Regulation FD Disclosure
Press Release
On May 1, 2019, the Registrant issued a press release on behalf of the Registrant and GCEAR announcing the completion of the Mergers pursuant to the Merger Agreement as described in detail above in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 8.01.    Other Events
Declaration of Cash and Stock Distributions
Effective April 30, 2019, the Board declared a cash distribution in the amount of $0.001506849 per day, subject to adjustments for class-specific expenses, per Class E share, Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share and Class AAA share of common stock payable to stockholders of record at the close of business on each day during the period commencing on May 1, 2019 and ending on June 30, 2019. The Registrant's Board also declared a stock distribution in the amount of $0.000273973 worth of shares of the applicable class per day, per Class E share, Class T share, Class S share, Class D share, Class I share, Class A share, Class AA share and Class AAA share of common stock payable to stockholders of record at the close of business on each day during the period commencing on May 1, 2019 and ending on June 30, 2019. Such distributions payable to each stockholder of record during a month will be paid on such date of the following month as the Registrant's Chief Executive Officer may determine.

Item 9.01.    Financial Statements and Exhibits
(a)     Financial Statements of Business Acquired.
Since it is impracticable to provide the required historical financial statements for the acquired business described in Item 2.01 at the time of this filing, the Registrant hereby confirms that it intends to file the required financial statements on or before July 16, 2019 by amendment to this Form 8-K.
(b)    Pro Forma Financial Information.
Since it is impracticable to provide the required pro forma financial statements for the acquired business described in Item 2.01 at the time of this filing, the Registrant hereby confirms that it intends to file the required financial statements on or before July 16, 2019 by amendment to this Form 8-K.
(d)    Exhibits

2.1
Agreement and Plan of Merger dated December 14, 2018, by and among GCEAR, the GCEAR Operating Partnership, the Registrant, the GCEAR II Operating Partnership and Merger Sub, incorporated by reference to Exhibit 2.1 to the Registrant's current report on Form 8-K, filed on December 20, 2018, Commission File No. 000-55605

3.1	Articles Supplementary to First Articles of Amendment and Restatement
3.2	Amendment No. 1 to Bylaws of Registrant
10.1	Fifth Amended and Restated Limited Partnership Agreement of the GCEAR Operating Partnership dated April 30, 2019
10.2	Certificate of Amendment to Certificate of Limited Partnership of GCEAR Operating Partnership dated April 30, 2019
10.3	Second Amended and Restated Credit Agreement dated April 30, 2019
10.4	Guaranty Agreement with KeyBank dated April 30, 2019
10.5	Amended and Restated 2023 Term Note payable to KeyBank dated April 30, 2019
10.6	2024 Term Note payable to KeyBank dated April 30, 2019
10.7	2026 Term Note payable to KeyBank dated April 30, 2019
10.8	Second Amended and Restated Revolving Note payable to KeyBank dated April 30, 2019
10.9	Swingline Note with KeyBank dated April 30, 2019
10.10	Schedule of Omitted Documents for KeyBank Loan
10.11
Loan Agreement with Bank of America, N.A. dated September 29, 2017, incorporated by reference to Exhibit 10.1 to GCEAR’s Current Report on Form 8-K, filed on October 5, 2017, Commission File No. 000-54377

10.12	Guaranty Agreement, dated September 29, 2017, incorporated by reference to Exhibit 10.2 to GCEAR’s Current Report on Form 8-K, filed on October 5, 2017, Commission File No. 000-54377
10.13	Promissory Note A-1-1, incorporated by reference to Exhibit 10.3 to GCEAR’s Current Report on Form 8-K, filed on October 5, 2017, Commission File No. 000-54377
10.14
Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing, incorporated by reference to Exhibit 10.4 to GCEAR’s Current Report on Form 8-K, filed on October 5, 2017, Commission File No. 000-54377

10.15	Schedule of Omitted Documents for Bank of America Loan, incorporated by reference to Exhibit 10.5 to GCEAR’s Current Report on Form 8-K, filed on October 5, 2017, Commission File No. 000-54377
10.16	NUF Note for the Schlumberger Property, incorporated by reference to Exhibit 10.1 to GCEAR’s Current Report on Form 8-K, filed on January 30, 2014, Commission File No. 000-54377
10.17	VALIC Note for the Schlumberger Property, incorporated by reference to Exhibit 10.2 to GCEAR’s Current Report on Form 8-K, filed on January 30, 2014, Commission File No. 000-54377
10.18	First Deed of Trust for the Schlumberger Property, incorporated by reference to Exhibit 10.3 to GCEAR’s Current Report on Form 8-K, filed on January 30, 2014, Commission File No. 000-54377
10.19	Second Deed of Trust for the Schlumberger Property, incorporated by reference to Exhibit 10.4 to GCEAR’s Current Report on Form 8-K, filed on January 30, 2014, Commission File No. 000-54377
10.20	First Mortgage for the Verizon Property, incorporated by reference to Exhibit 10.5 to GCEAR’s Current Report on Form 8-K, filed on January 30, 2014, Commission File No. 000-54377
10.21	Second Mortgage for the Verizon Property, incorporated by reference to Exhibit 10.6 to GCEAR’s Current Report on Form 8-K, filed on January 30, 2014, Commission File No. 000-54377
10.22	Recourse Carve-Out Guaranty Agreement, incorporated by reference to Exhibit 10.7 to GCEAR’s Current Report on Form 8-K, filed on January 30, 2014, Commission File No. 000-54377
10.23
Promissory Note dated February 27, 2013 issued to Midland National Life Insurance Company, incorporated by reference to Exhibit 10.1 to GCEAR’s Current Report on Form 8-K, filed on March 5, 2013, Commission File No. 000-54377

10.24
Open End Mortgage and Security Agreement for Westinghouse Property dated February 27, 2013, incorporated by reference to Exhibit 10.2 to GCEAR’s Current Report on Form 8-K, filed on March 5, 2013, Commission File No. 000-54377

10.25
Separate Guaranty of Retained Liability Matters Agreement for Midland Mortgage Loan dated February 27, 2013, incorporated by reference to Exhibit 10.3 to GCEAR’s Current Report on Form 8-K, filed on March 5, 2013, Commission File No. 000-54377

10.26	Escalante Employment Agreement dated December 14, 2018, incorporated by reference to Exhibit 10.6 to GCEAR’s Current Report on Form 8-K, filed on December 20, 2018, Commission File No. 000-54377
10.27
Form of Employment Agreement for Other Officers dated December 14, 2018, incorporated by reference to Exhibit 10.7 to GCEAR's Current Report on Form 8-K, filed on December 20, 2018, Commission File No. 000-54377

10.28	Form of Restricted Stock Unit Award Agreement
10.29	Form of Indemnification Agreement dated December 14, 2018, incorporated by reference to Exhibit 10.5 to GCEAR's Current Report on Form 8-K, filed on December 20, 2018, Commission File No. 000-54377
99.1	Press Release dated May 1, 2019

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: May 1, 2019	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Chief Legal Officer and Secretary